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   As filed with the Securities and Exchange Commission on September 23, 1997
                                                     Registration No. 333-23927
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                         Post-Effective Amendment No. 1
                                       To
                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                               SAXTON INCORPORATED
             (Exact name of registrant as specified in its charter)

                             5440 West Sahara Avenue
                                   Third Floor
                             Las Vegas, Nevada 89102
                                 (702) 221-1111
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)


                                   Copies to:

                             Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                       350 South Grand Avenue, Suite 3600
                          Los Angeles, California 90071


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                               SAXTON INCORPORATED

                     Removal of Securities from Registration


                  The Registrant granted to the Underwriters an option, exercisable within 30 days after June 24, 1997, to purchase up to 341,250 additional shares of Common Stock solely to cover over-allotments. The Underwriters did not exercise such option and, therefore, the Registrant hereby removes such 341,250 shares of Common Stock from registration.


Dated:  September 22, 1997


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 22, 1997.

                                   SAXTON INCORPORATED
                                   Registrant



                                       By: /s/ JAMES C. SAXTON
                                          ------------------------------------
                                                     James C. Saxton
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed below on the 22nd day of September, 1997 by the following persons in the capacities indicated.

       Name                     Title
       ----                     -----


/s/ JAMES C. SAXTON        President, Chief Executive Officer and Chairman of
------------------------   the Board of Directors (Principal Executive Officer)
James C. Saxton

/s/ DOUGLAS W. HENSLEY     Chief Financial Officer (Principal Financial and
------------------------   Accounting Officer) and Director
Douglas W. Hensley

/s/ TIMOTHY J. ADAMS
------------------------   Secretary and Director
Timothy J. Adams

/s/ MARC S. HECHTER
------------------------   Director
Marc S. Hechter

/s/ MICHELE SAXTON-PORI
------------------------   Director
Michele Saxton-Pori


------------------------   Director
Paul Eisenberg


-------------------------  Director
Bernard J. Mikell, Jr.


-------------------------- Director
Robert L. Seale


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